UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2012 (February 13, 2012)

ANCESTRY.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34518	26-1235962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 West 4800 North, Provo, UT 84604

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (801) 705-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 13, 2012, the Board of Directors of the Ancestry.com Inc. (the “Company”) promoted Howard Hochhauser to Chief Operating Officer as well as Chief Financial Officer of the Company. Mr. Hochhauser, 41, has served as the Company’s Chief Financial Officer since January 2009. From May 2000 until December 2008, Mr. Hochhauser held multiple positions at Martha Stewart Living Omnimedia, Inc., including serving as Chief Financial Officer from March 2006 to December 2008.

There is no family relationship between Mr. Hochhauser and any director or executive officer of the Company and, outside of his current employment arrangement, he is not a party to any current or proposed transaction for which disclosure is required under Item 404(a) of Regulation S-K. In connection with his promotion, Mr. Hochhauser’s salary has been increased to $300,000 retroactive to January 1, 2012. He will also receive 100,000 restricted stock units and an option to purchase 200,000 shares of the Company’s common stock, both of which grants will occur March 1, 2012. The restricted stock units will vest quarterly over a four-year period commencing in March 2013; the option will become exercisable in 48 monthly installments commencing on March 1, 2013.

The Board of Directors also promoted certain other officers as indicated in the Company’s press release dated February 15, 2012 and attached to this Current Report as Exhibit 99.1. In connection with the promotions, the Compensation Committee also approved salary increases to $275,000 for Eric Shoup and to $250,000 for William Stern, both of which increases are retroactive to January 1, 2012. Mr. Shoup will receive a grant of 80,000 restricted stock units and an option to purchase 160,000 shares of the Company’s common stock, while Mr. Stern will receive a grant of 60,000 restricted stock units and an option to purchase 120,000 shares of the Company’s common stock. All of such grants will occur on March 1, 2012. The new grants for Mr. Shoup and Mr. Stern will commence vesting at different times in 2013, with their restricted stock unit grants vesting quarterly and their options vesting monthly over four years for each of them once vesting commences.

The Company also entered into a letter agreement with Joshua Hanna, then the Company’s Executive Vice President and General Manager of Ancestry.com, on February 14, 2012 (the “Hanna Agreement”), pursuant to which Mr. Hanna will now serve as a Senior Advisor, at his current salary of $260,000 annually through his anticipated employment termination date of September 30, 2012 (the “Expiration Date”). Under the Hanna Agreement, Mr. Hanna will continue his duties related to marketing and promotion of “Who Do You Think You Are?” and oversee and transition the Company’s relationships with media partners. If Mr. Hannah remains employed through the Expiration Date (or he is earlier terminated without cause), he will receive a one-time retention bonus of $117,000, representing 75% of his target bonus for 2012, and the Company will reimburse him for six months of COBRA premiums. Mr. Hanna will not be eligible for any further bonus in 2012 or severance payments unless the Company terminates him prior to the Expiration Date without cause, in which event he would also receive an additional six-months of salary and a pro-rata percentage of the 2012 bonus he would have received under his current employment arrangements. Mr. Hanna will no longer be eligible for any benefits or severance in the event of a Change of Control as defined in his prior employment letters. All post-termination payments are subject to Mr. Hanna’s execution of a release in favor of the Company.

Also on February 13, 2012, the Compensation Committee of the Board of Directors of the Company approved financial performance objectives under the Company’s Performance Incentive Program to serve as the basis for determining the Company-wide bonus pool to be paid under the program for 2012.

The Compensation Committee confirmed that two corporate performance measures are to be used in calculating the pool for awards for 2012: revenue and adjusted EBITDA. Both measures will be weighted equally.

For revenue, no pool funding occurs below 98% of target revenue; at 100% of target revenue, the pool is funded at 100% of the target bonus pool attributable to revenue. The maximum funding of 120% of the target bonus pool attributable to revenue occurs at 103% of target revenue. Results between 98% and 100% of target revenues, and between 100% and 103% of target revenues, are interpolated.

For adjusted EBITDA, no pool funding occurs below 95% of target adjusted EBITDA, the pool is funded at 80% of the target bonus pool attributable to adjusted EBITDA at 95% of target adjusted EBITDA. The maximum funding of 120% of the target bonus pool attributable to adjusted EBITDA occurs at 105% of target adjusted EBITDA. Results between 95% and 100% of target adjusted EBITDA, and between 100% and 105% of target adjusted EBITDA, are interpolated. The Company defines adjusted EBITDA as net income (loss) plus net interest (income) expense; income tax expense; non-cash charges including depreciation, amortization, impairment of intangible assets and stock-based compensation expense; and other (income) expense.

Under the Performance Incentive Program for 2012, each of the two performance measures are reviewed separately in determining the funding of the bonus pool. For example, if the Company achieves less than 98% of target revenues but achieves 95% of target adjusted EBITDA, then employees will be eligible for a pool funded with zero allocation from the revenue target, but 80% of the adjusted EBITDA target (or 40% of the target bonus pool).

Individual payments made from the pool to each participant in the Performance Incentive Program, including the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), and the other executive officers, will be based on each executive officer’s target bonus percentage of salary, as such amount may be adjusted by (1) the achievement of individual performance goals, (2) individual performance ratings, (3) business unit performance, and (4) such other factors as the Board of Directors or Compensation Committee may determine.

The current target bonus percentages of salary for each executive officer assuming 100% payout for each performance measure under the 2012 Performance Incentive Program are as follows: Timothy Sullivan, 100%, Mr. Hochhauser, 75%, Mr. Shoup, 60%, Mr. Stern 50% and Jeffrey Weber, 30%.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 13, 2012, the Board of Directors of the Company approved and adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), which were effective immediately.

The amendments provide for a majority voting standard in uncontested elections of directors. Specifically, Article III, Section 3.2 of the Bylaws was amended to provide that directors shall be elected by the vote of the “majority of the votes cast” at any meeting for the election of directors at which a quorum is present, except in the case of a contested election. Section 3.2, as amended, states that a majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. In contested elections, where the total number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the voting power of the shares represented in person or by proxy at any meeting for the election of directors at which a quorum is present and entitled to vote on the election of directors. Prior to the effectiveness of these amendments, Article III, Section 3.2 of the Bylaws provided that directors would be elected by a plurality of the votes cast.

The additional amendments are summarized below.

•

The amended Bylaws provide that, in the absence of the Chairperson of the Board of Directors, if any, the Chief Executive Officer shall preside over meetings of stockholders unless another person is designated by the Board of Directors. (Section 2.4(a))

•

The amended Bylaws give the chairperson of a meeting of stockholders the authority to adopt and enforce rules related to the conduct of meetings of stockholders and the right to recess meetings of stockholders, for any reason, without notice other than announcement at the meeting. (Section 2.4(b))

•

The amended Bylaws update the provisions on resignations by directors to reflect changes in the Delaware General Corporation Law, which now permits resignations to be made effective upon the happening of a future event, such as the failure to receive a majority vote. (Section 3.4)

•	Additional amendments make minor updating changes, clarifying or conforming changes, and immaterial language changes.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws, effective as of February 13, 2012, which are filed as Exhibit 3.1 to this report.

The Board also approved related changes to the Company’s Corporate Governance Guidelines to implement a director resignation policy. The Corporate Governance Guidelines as revised are posted on the Company’s website (http://ir.ancestry.com/governance.cfm).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit	Description

	3.1	Amended and Restated Bylaws (effective February 13, 2012)

	99.1	Press release dated February 15, 2012 by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCESTRY.COM INC. (Registrant)

Date: February 15, 2012	By:	/s/ William C. Stern
William C. Stern
General Counsel

Exhibit Index

Exhibit	Description

3.1	Amended and Restated Bylaws (effective February 13, 2012)

99.1	Press release dated February 15, 2012 by the Company.